UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

INTERNATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-9439	74-2157138
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 5.02(e)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Current Report on Form 8-K filed with the Securities Exchange Commission on December 23, 2008, International Bancshares Corporation, a Texas corporation (“IBC”), reported that it had entered into an agreement with the U.S. Department of the Treasury (“Treasury”) to sell preferred stock and warrants to the Treasury under the Capital Purchase Program (“CPP”).

In light of recent U.S. Treasury guidance for banks participating in the CPP and the continuing evolution of IBC’s compensation philosophy consistent with such guidance, on January 20, 2010, IBC’s Salary and Steering Committee (the “Committee”) and its Board of Directors (the “Board”) reviewed the compensation of Mr. Dennis E. Nixon, IBC’s President, Chief Executive Officer and Chairman of the Board.   After reviewing information regarding the compensation paid to the chief executive officers of other publicly traded financial institutions in Texas, the Committee and the Board determined that the salary to be paid to Mr. Nixon during 2010 should be increased by $250,000 and the Board approved such increase to Mr. Nixon’s salary for 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/ s / Dennis E. Nixon
DENNIS E. NIXON, President, Chief
Executive Officer and Chairman of the Board

Date: January 22, 2010